Exhibit 99.1

NEWS FROM:

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES CLOSING ON MORTGAGE LOAN REFINANCINGS

NEW YORK, NEW YORK (June 9, 2014) Griffin Land & Nurseries, Inc. (Nasdaq: GRIF) (“Griffin”) announced that two of its subsidiaries, Griffin Center Development I, LLC and Tradeport Development I, LLC, of its real estate business, Griffin Land, LLC, completed refinancings of nonrecourse mortgages with Farm Bureau Life Insurance Company (“Farm Bureau”). Griffin Center Development I, LLC completed the refinancing of its nonrecourse mortgage loan (the “GCD Mortgage Loan”) with Farm Bureau that is collateralized by a 165,000 square foot flex building in Windsor, Connecticut. At the time of the refinancing, the GCD Mortgage Loan had a balance of approximately $3,391,000, had an interest rate of 8.13% and was due on April 1, 2016. Tradeport Development I, LLC completed the refinancing of its nonrecourse mortgage loan (the “TD Mortgage Loan”) with Farm Bureau that is collateralized by a 100,000 square foot industrial building and a 57,000 square foot industrial building, both located in Windsor, Connecticut. At the time of the refinancing, the TD Mortgage Loan had a balance of approximately $5,632,000, had an interest rate of 7.0% and was due on October 1, 2017.

The refinancings increased the balances of the GCD Mortgage Loan and the TD Mortgage Loan to approximately $7,868,000 and approximately $6,632,000, respectively. $1,000,000 of the mortgage loan proceeds from the refinancing of the TD Mortgage Loan is being held in escrow. The escrowed funds will be released to Griffin if the 57,000 square foot industrial building is re-leased within one year from the time the current full building lease is scheduled to expire, August 31, 2014. That lease is not expected to be renewed, but may be extended for a short period. If a replacement lease reflecting rental terms agreed upon with Farm Bureau is not obtained, the proceeds being held in escrow are required to be used to make a partial prepayment, without penalty, on the TD Mortgage Loan. Excluding the proceeds being held in escrow, Griffin received mortgage loan proceeds of approximately $4,477,000, before transaction expenses, from the refinancings. The refinanced mortgage loans have interest rates of 5.09%, loan maturities that are 15 years from the time of the refinancing, payments based on a 15 year amortization schedule and are cross-collateralized and cross-defaulted with each other.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. These forward-looking statements include Griffin’s expectations regarding the re-leasing of space in its 57,000 square foot industrial building in Windsor, Connecticut that is expected to become vacant. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Important factors that could affect the outcome of the events set forth in these statements include the decisions of the current lessee of the 57,000 square foot industrial building regarding the renewal of its lease and the other factors described in Griffin’s Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.